UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2025
GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (985) 335-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 annual meeting of stockholders of Globalstar, Inc. (the “Company”) held on May 20, 2025 (the “2025 Annual Meeting”), the Company’s stockholders approved the amendment to the Company’s Third Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) to provide for the exculpation of officers to the extent permitted under Delaware law. Accordingly, on May 20, 2025, the Company filed a certificate of amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State, and the amendment became effective on the date of filing. The foregoing description of the amendment to the Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting on May 20, 2025. At the 2025 Annual Meeting, the Company’s stockholders (1) elected each of the three director nominees listed below to serve as Class A directors for a term that will continue until the Company’s 2028 annual meeting of stockholders or until their successors have been elected and qualified; (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025; (3) approved the entry into the amendment to the Thermo guaranty agreement (the “Amended Thermo Guaranty Agreement”); and (4) approved the amendment to the Certificate of Incorporation to provide for officer exculpation.

Of the 126,582,094 shares of the Company’s common stock outstanding as of the record date on March 25, 2025, 113,979,799 shares were represented in person or by proxy at the 2025 Annual Meeting. The inspector of election reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the three Class A Director nominees

Name	For	Withhold	Broker Non-Votes
Keith O. Cowan*	18,733,276	5,068,781	15,762,587
Benjamin G. Wolff*	23,162,751	639,306	15,762,587
Dr. Paul E. Jacobs	94,075,497	4,141,715	15,762,587

*Pursuant to the Certificate of Incorporation, Thermo Capital Partners, L.L.C. (“Thermo”) and its affiliates were not eligible to vote in the election of the Minority Director (as defined in the Certificate of Incorporation) nominees, Keith O. Cowan and Benjamin G. Wolff. Accordingly, shares held by Thermo and its affiliates were not counted for purposes of the election of the Keith O. Cowan and Benjamin G. Wolff.

Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025

For	Against	Abstain
113,207,705	647,284	124,810

Proposal No. 3: Approval of the entry into the Amended Thermo Guaranty Agreement*

For	Against	Abstain	Broker Non-Votes
23,172,159	578,873	51,025	15,762,587

*Pursuant to the Certificate of Incorporation, Thermo and its affiliates were not eligible to vote on Proposal No. 3. Accordingly, shares held by Thermo and its affiliates were not counted for purposes of the approval of Proposal No. 3.

Proposal No. 4: Approval of the amendment to the Company’s Certificate of Incorporation to provide for officer exculpation

Under the General Corporation Law of the State of Delaware (the “DGCL”), approval of Proposal No. 4 required the affirmative vote of a majority of the outstanding shares of common stock of the Company (the “DGCL Stockholder Approval”). Additionally, because the Strategic Review Committee of the Company’s Board of Directors determined that the amendment to the Certificate of Incorporation constituted a Related Party Transaction (as defined in the Certificate of Incorporation), approval of Proposal No. 4 also required the affirmative vote of a majority of shares of common stock of the Company owned by stockholders other than Thermo and its affiliates and voting affirmatively or negatively (i.e., votes cast) on the matter (the “Majority of the Minority Stockholder Approval”). Accordingly, approval of Proposal No. 4 required that the Company obtain both the DGCL Stockholder Approval and the Majority of the Minority Stockholder Approval.

(a)With respect to the DGCL Stockholder Approval:

For	Against	Abstain	Broker Non-Votes
91,115,672	7,027,087	74,453	15,762,587

(b)With respect to the Majority of the Minority Stockholder Approval:*

For	Against	Abstain	Broker Non-Votes
16,700,517	7,027,087	74,453	15,762,587

*Pursuant to the Certificate of Incorporation, Thermo and its affiliates were not eligible to vote on Proposal No. 4 with respect to the Majority of the Minority Stockholder Approval. Accordingly, shares held by Thermo and its affiliates were not counted for purposes of the Majority of the Minority Stockholder Approval with respect to Proposal No. 4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Rebecca S. Clary
Rebecca S. Clary
Vice President and Chief Financial Officer
Date: May 21, 2025